UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

TX HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-32335	58-2558702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12080 Virginia Blvd., Ashland, Kentucky 41102

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (606) 928-1131

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2015, TX Holdings, Inc., a Georgia corporation (the “Company”), entered into a loan arrangement with Town Square Bank pursuant to which the Company issued a new promissory note to the bank in the principal amount of $711,376. The Company utilized the proceeds of the loan to repay in full the remaining balance under its line of credit with the bank which became due on November 7, 2015. The loan is for a term of five years and matures on December 3, 2020.

During the term of the loan, the Company has agreed to make equal monthly repayments of principal and interest of $6,967 commencing January 3, 2016, and to make a final payment on December 3, 2020, of the outstanding balance of the interest and principal then due, estimated to be approximately $391,896.

An event of default under the loan will occur upon the occurrence of any of the following events:

•	the Company fails to make any payment when due under the note;
•	the Company fails to comply with any term, obligation, covenant or condition in the note or related document or any other agreement between the bank and the Company:
•	the Company defaults under any loan, extension of credit, security agreement, purchase or sales agreement or other agreement with any creditor that materially affects the Company’s property or its ability to repay the note or perform its obligation under the note or related documents;
•	a statement, representation or warranty made by the Company to the bank under the note or related document is or becomes materially false or misleading;
•	the dissolution or termination of the Company’s existence, insolvency of the Company, the appointment of a receiver for any part of the Company’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company;
•	the commencement of foreclosure or forfeiture proceedings by any creditor of the Company or any governmental agency against any collateral securing the loan;
•	any of the preceding events occurs with respect to any loan guarantor;
•	a 25% or more change in the ownership of the common stock of the Company;
•	a material adverse change in the financial condition of the Company, or the bank believes the prospect of payment or performance of the note is impaired ; or
•	the bank in good faith believes itself insecure.

Interest under the loan is variable and is based upon the Wall Street Journal Prime rate, currently 3.25% per annum. In the event of a default, interest under the loan may be increased by 2%. The line of credit is secured by a priority security interest in the Company’s inventory and accounts receivable. As of the date of the filing of this Form 8-K, certain other terms and provisions of the loan, including any possible guarantee and related subordination, have not been finally negotiated and agreed to with the bank by the Company.

Item 1.02 Termination of a Material Definitive Agreement

The information contained under Item 1.01 relating to certain definitive agreements that were entered into in connection with a new loan obtained by the Company from Town Square Bank and the repayment of the Company’s line of credit are incorporated herein by this reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 relating to certain definitive agreements that were entered into in connection with a new loan obtained by the Company from Town Square Bank and the repayment of the Company’s line of credit are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TX HOLDINGS, INC.
Dated: December 9, 2015	By: /s/ William L. Shrewsbury Chief Executive Officer and Chairman